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                                                                     Exhibit 12

                    MORGAN STANLEY DEAN WITTER ADVISORS INC.
                             Two World Trade Center
                            New York, New York 10048

                                                           May 31, 2000

Morgan Stanley Dean Witter New Discoveries Fund
Two World Trade Center
New York, New York 10048

Gentlemen:

     We are purchasing from you today 2,500 shares of your beneficial interest, of $0.01 par value, of each of your Class A, Class B, Class C and Class D shares, at a price of $10.00 per share, for an aggregate price of $100,000, to provide the initial capital you require pursuant to Section 14 of the Investment Company Act of 1940 in order to make a public offering of your shares.

     We hereby represent that we are acquiring said shares for investment and not for distribution or resale to the public.


                                       Very truly yours,

                                       MORGAN STANLEY DEAN WITTER ADVISORS INC.

                                       By: /s/ Mitchell M. Merin
                                          ----------------------
                                               Mitchell M. Merin
                                       President and Chief Executive Officer